Exhibit 10.7

MULTIPLE PERIL CROP/LIVESTOCK INSURANCE
FULL SERVICE AGENCY AGREEMENT

between

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

and

NODAK MUTUAL INSURANCE COMPANY and
AMERICAN WEST INSURANCE COMPANY and
BATTLE CREEK MUTUAL INSURANCE COMPANY

REINSURANCE YEAR 2016

THIS AGREEMENT (hereinafter referred to as “this AGREEMENT”) is made and entered into by and between NODAK MUTUAL INSURANCE COMPANY, AMERICAN WEST INSURANCE COMPANY, and BATTLE CREEK MUTUAL INSURANCE COMPANY, 1101 First Avenue North, Fargo, ND 58102 (COMPANY), and AMERICAN FARM BUREAU INSURANCE SERVICES, INC., 1501 E. Woodfield Road, Suite 300W, Schaumburg, Illinois 60173-5422 (hereinafter referred to as “AFBIS”).

PREAMBLE

WHEREAS, this AGREEMENT is for the processing and servicing of certain crop insurance policies issued by FARM BUREAU MUTUAL INSURANCE COMPANY OF IDAHO and/or WESTERN COMMUNITY INSURANCE COMPANY, as more fully described in Article III – Business Covered (hereinafter referred to as “POLICY” or “POLICIES”); and

WHEREAS, COMPANY has appointed AFBIS as its Managing General Agent;

THEREFORE, in consideration of the mutual terms and covenants as hereinafter expressly set forth, the COMPANY and AFBIS agree as follows:

ARTICLE I - EFFECTIVE DATE AND TERM

1. This AGREEMENT shall apply to all of the POLICIES described in Article III that become effective between July 1, 2015 and June 30, 2016. This AGREEMENT shall continue in full force and effect, until terminated pursuant to Article XI - Termination.

2. This AGREEMENT supersedes any previous agreements between the parties regarding the same subject matter of this AGREEMENT.

ARTICLE II - PERFORMANCE/APPOINTMENT

1. The performance of obligations by both parties under this AGREEMENT shall be in accordance with the standard of good faith and fair dealing.

2. AFBIS agrees to indemnify and hold harmless AAIC, COMPANY, and their officers, directors, agents and employees from and against any and all claims, demands, obligations, causes of action and lawsuits and all damages, liabilities, fines, judgments, costs (including settlement costs) and expenses associated therewith, including the payment of reasonable attorney fees and disbursements (other than expenses addressed in Article XIV) arising out of: the failure of AFBIS, its employees, agents or independent contractors to comply with the terms and conditions of this AGREEMENT. The obligations to indemnify contained in this paragraph will survive the expiration or termination of this AGREEMENT.

3. COMPANY agrees to indemnify and hold harmless AAIC, AFBIS, and their officers, directors, agents and employees from and against any and all claims, demands, obligations, causes of action and lawsuits and all damages, liabilities, fines, judgments, costs (including settlement costs), and expenses associated therewith, including the payment of reasonable attorney fees and disbursements (other than expenses addressed in Article XIV), arising out of the failure of COMPANY, its employees, agents or independent contractors to comply with the terms and conditions of this AGREEMENT. The obligations to indemnify contained in this paragraph will survive the expiration or termination of this AGREEMENT.

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4. COMPANY agrees that AFBIS shall have the right and authority to service and administer all POLICIES and POLICY information arising from the Business Covered by this AGREEMENT.

ARTICLE III - BUSINESS COVERED

1. This AGREEMENT applies to any plan or POLICY that may be approved by Federal Crop Insurance Corporation (FCIC) for sale by COMPANY and reinsured by FCIC.

2. The POLICIES described in this Article must be sold by COMPANY’s agents. This AGREEMENT applies to such policies that become effective within the term set forth in Article I.

ARTICLE IV - AFBIS OBLIGATIONS

AFBIS agrees to perform the following services for POLICIES sold by COMPANY’ s agents in the states identified on Exhibit A “List of Participating States”:

1. Underwrite, issue and deliver to insureds and agents an electronic or mailed copy of each POLICY and any corresponding documents.

2. Provide all necessary POLICY filing data in a form acceptable to COMPANY for filing with appropriate regulatory agencies.

3. Print, assemble and provide electronic copy or mail or generate electronically all necessary documents to COMPANY’s insureds, agents and processing office, as requested by COMPANY.

4. Bill each Policyholder on behalf of COMPANY for premium, interest, miscellaneous charges and/or fees (hereinafter referred to collectively as “PREMIUM”), due for each POLICY. Such billing dates and procedures will be provided to COMPANY by AFBIS in accordance with POLICY conditions and FCIC underwriting guidelines.

5. Instruct insureds in all billing statements to make checks payable to and send payments to AFBIS.

6. Generate electronic copy or print Initial Claims Worksheet, Production Worksheets, other claim adjustment forms and information and forward same to the Claims Representative or Adjuster assigned by AFBIS.

7. Make available various reports (including downloads), upon request or as directed in writing by COMPANY, for COMPANY’s reporting of commissions, financial information, issued checks and reports, and other data deemed relevant by COMPANY. COMPANY will determine the frequency and type of reports needed.

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8. Maintain separate records of business services provided to COMPANY by AFBIS pursuant to this AGREEMENT. COMPANY shall have access to and the right to copy all accounts and records related to its business in a form usable by COMPANY.

9. Accept financial responsibility for any reduction of administrative expense reimbursement caused by delay in policy issuance as a result of actions of AFBIS.

10. Provide an agent premium quoting system for point-of-sale activities on the Internet.

11. Maintain a disaster recovery plan for computer systems. AFBIS will provide a written description of such computer system recovery plan to COMPANY upon request.

12. Comply with all requirements of the FCIC with respect to the administration of the Business Covered by this AGREEMENT.

ARTICLE V - COMPANY OBLIGATIONS

1. For POLICIES sold in the states identified in Exhibit A (List of Participating States), COMPANY agrees to:

A. Assist AFBIS in collecting all delinquent PREMIUMS. A PREMIUM shall be considered delinquent thirty (30) days after the payment due date.

B. Instruct insureds to make PREMIUM checks payable to AFBIS.

C. Attempt to obtain premium security agreements as may be required by AFBIS to assist AFBIS in collection of such premium.

D. Require agents to maintain errors and omission coverage which covers POLICIES sold by COMPANY’ s agents.

E. Compensate agents for the sale of POLICIES.

F. Comply with all laws and regulations pertaining to the marketing and sales of the POLICIES.

2. COMPANY understands, acknowledges and agrees that all proprietary rights, title and interest to the forms and documentation that AFBIS provides under this AGREEMENT vest in AFBIS. COMPANY may not use, copy or distribute same without AFBIS’s prior written permission.

3. In addition, COMPANY understands, acknowledges and agrees that the services provided by AFBIS under this AGREEMENT shall be for the sole use of COMPANY and any of their wholly owned and controlled subsidiaries. COMPANY is prohibited from using or permitting the use of AFBIS’ services and systems by any other persons or entities.

4. COMPANY agrees to assume all responsibility for Administrative and Operating (A&O) expense reductions due to acceptance of late filed or misreported information from their agents. Late filed paperwork is defined as any paperwork not filed by the Crop Sales Closing Date or Acreage Reporting Date or any other reporting date as specified by the FCIC in the actuarial documents published by FCIC.

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5. The COMPANY agrees to comply with the Standard Reinsurance Agreement and appendices between the Federal Crop Insurance Corporation and AAIC. AFBIS will provide copies of said agreement and its appendices to COMPANY upon request. The Standard Reinsurance Agreement and its appendices are also set forth fully at www.rma.usda.gov/pubs/ra/.

ARTICLE VI - AFBIS LIMITATIONS

With respect to the states identified in Exhibit A, AFBIS shall not:

1. Sell or attempt to sell through COMPANY’s agents, or in any manner contact such agents regarding any insurance policy not issued by COMPANY except as provided herein or as expressly agreed to in writing.

2. Bind reinsurance or retrocessions on behalf of COMPANY.

3. Commit COMPANY to participate in insurance or reinsurance syndicates.

4. Appoint any producer without assuring that the producer is lawfully licensed to transact the type of insurance for which it is appointed.

5. Collect any payment from a reinsurer or commit COMPANY to any claim settlement with reinsurer, without prior approval of COMPANY. Following such collection, a report will be promptly forwarded to COMPANY.

ARTICLE VII - SERVICE FEES

With regard to the states identified in Exhibit A, COMPANY agrees to pay AFBIS a service fee according to the schedule set forth in Exhibit B (Service Fee Schedule). Service fees are subject to change by written agreement of the parties. The parties expressly agree that AFBIS shall be entitled to a service fee adjustment if it incurs costs as a result of an FCIC mandatory change.

ARTICLE VIII - WARRANTIES

With respect to the performance of its obligations under this AGREEMENT, COMPANY warrants that

1. COMPANY is a duly authorized and licensed insurance agency in each state listed in Exhibit A.

2. COMPANY agents are duly authorized and licensed to place insurance in each state listed in Exhibit A.

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ARTICLE IX - TAXES

COMPANY agrees to pay any premium taxes arising from POLICIES that are subject to this AGREEMENT, and will reimburse AFBIS for any such taxes that AFBIS pays.

ARTICLE X - CURRENCY

Wherever the word “dollars” or the “$” symbol is used in this AGREEMENT’, it shall mean dollars of the United States of America.

ARTICLE XI - TERMINATION

1. Either party may terminate this AGREEMENT effective at the end of any FCIC Multiple Peril Crop Insurance or Livestock Reinsurance Year by giving the other party prior written notice to the address of the party listed above. Such notice, if by AFBIS, shall be delivered by certified mail at least one hundred eighty (180) days prior to the effective date of such termination. Such notice, if by COMPANY, shall be delivered by certified mail at least one hundred eighty (180) days prior to the end of any such FCIC Multiple Peril Crop Insurance Crop/Reinsurance year.

2. COMPANY may terminate this AGREEMENT for cause, at any time upon written notice to AFBIS.

3. In the event of an anticipated change in the Farm Bureau affiliation or management of the business of COMPANY due to merger, sale or other change in controlling interest, COMPANY shall immediately notify AFBIS in writing of the expected effective date. Within thirty (30) days after receipt of such notice, AFBIS may give notice of its intention to terminate this AGREEMENT in its entirety effective on the effective date of the change of affiliation or management by sending written notice to COMPANY. If COMPANY fails to give notice of such anticipated change, AFBIS may nonetheless terminate in like manner within thirty (30) days after acquiring knowledge of same, so long as the effective date of such termination is not prior to the effective date of such anticipated change of affiliation or management.

4. This AGREEMENT shall terminate automatically and simultaneously upon the happening of any of the following events:

A. Entry of an order of liquidation, rehabilitation, receivership or conservatorship with respect to COMPANY or AFBIS by any court or regulatory authority.

B. The unauthorized assignment of this AGREEMENT by either party.

5. Upon termination of this AGREEMENT, AFBIS shall transfer to COMPANY all POLICY and financial information in AFBIS’ possession unless otherwise agreed in writing. The information will include both electronic and paper documentation as required by COMPANY.

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ARTICLE XII - ARBITRATION

1. As a condition precedent to any right of action hereunder, any dispute arising out of this AGREEMENT shall be submitted to the decision of a board of arbitration composed of two arbitrators and one umpire, meeting in Schaumburg, Illinois, unless otherwise agreed.

2. The members of the board of arbitration shall be active or retired disinterested officers of insurance companies. Each party shall appoint its own arbitrator and the two arbitrators shall choose the umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four (4) weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of the umpire within four (4) weeks after their nominations, each of them shall name three (3), of whom the other shall decline two (2) and the decision shall be made by drawing lots. It is the intent of the parties to this AGREEMENT where the arbitrators have failed to agree, that the selection of umpire be confined to this determination by chance.

3. The claimant shall submit its initial brief within twenty (20) days after appointment of the umpire. The respondent shall submit its brief within twenty (20) days after receipt of the claimant’s brief and the claimant may submit a reply brief within ten (10) days after receipt of the respondent’s brief.

4. The board shall make its decision with regard to the custom and usage of the insurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence, but in which cross examination and rebuttal shall be allowed. The board shall make its decision within sixty (60) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof.

5. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceeding shall be allocated by the board.

ARTICLE XIII - ANTI-LOBBYING

The Company shall comply with all provisions and requirements of the federal regulations set forth in 7 C.F.R. part 3018, “New Restrictions on Lobbying,” certify its compliance with such regulations, and provide any required disclosure forms. The compliance certification and disclosures are material representations of fact which FCIC relies on when the Company enters into this AGREEMENT. Submission of the required certification and any disclosure forms is a prerequisite for entering into this AGREEMENT as required by 31 U.S.C. § 1352. Any person who fails to file or amend the disclosure form, as required by 7 C.F.R. part 3018, shall be subject to a civil penalty of not less than $10,000 and not more than $100,000, for each such failure.

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ARTICLE XIV - ALLOCATION OF LEGAL DEFENSE EXPENSES

1. Except for any provisions which are contrary to Article II, subparagraphs (2) and (3), this Article XIV governs the allocation and payment of legal defense expenses (including litigation related expenses) incurred in the resolution of a claim filed by an insured against COMPANY which in any way arises out of the processing or servicing of crop insurance policies sold by COMPANY’ s agents (hereinafter referred to as “a claim”). The provisions of this Article XIV only apply in the event COMPANY notifies AFBIS within fifteen (15) business days of receiving notice of a claim.

2. AFBIS shall pay all legal defense expenses as they are incurred, and Company and AFBIS shall allocate the expenses pursuant to this Article XIV when a claim is closed, including the conclusion of all litigation related to a claim. Company shall remit payment of the agreed allocation within 30 days thereafter, unless the arbitration provisions of Article XII have been invoked by either party.

3. In the event a claim is litigated in a court of law, arbitration, or other judicial or quasi judicial proceeding (hereinafter collectively referred to as “the legal proceeding”) and all interested parties are named in the legal proceeding, all legal defense expenses incurred by COMPANY shall be allocated between the COMPANY and AFBIS in the same ratio that liability or negligence is allocated in the legal proceeding to the interested parties, their agents or employees.

4. In no such event shall COMPANY or AFBIS be liable for legal defense expenses in excess of its allocated proportion of liability or negligence as established by the legal proceeding.

5. In the event COMPANY or AFBIS is named in the legal proceeding but no allocation of liability or negligence is established in the legal proceeding, all such incurred legal defense expenses shall be shared equally between the parties hereto.

6. In the event a claim is not litigated or the legal proceeding does not include both parties hereto, the parties hereto, through their duly appointed representatives, shall participate in a meeting at a mutually agreeable time and place or by teleconference to determine a fair, reasonable and mutually acceptable allocation of the legal defense expenses based on available evidence of each of their relative degrees of liability, if any (i.e., from 0% to 100%) (hereinafter referred to as “Allocation Agreement”). The parties hereto shall use their best efforts to reach an Allocation Agreement.

7. In the event COMPANY proceeds independently to settlement of a claim without first consulting with the other party hereto as to the allocation of legal defense expenses, then all such legal defense expenses incurred shall be paid in full by COMPANY.

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ARTICLE XV - NON-DISCLOSURE OF CONFIDENTIAL
AND PROTECTED INFORMATION

1. Confidential information that pertains to customers of COMPANY and its affiliated companies that AFBIS obtains pursuant to this AGREEMENT will be held in strict confidence and used only as necessary to provide services under this AGREEMENT. Access to customer information will be limited to those persons who need such information to provide services under this AGREEMENT, pursuant to reasonable business practices adopted to limit access and unauthorized disclosure of same, and under the terms of this provision, or where otherwise required by law. Within thirty (30) days of the termination of this AGREEMENT, AFBIS shall return and/or destroy all confidential customer information in its possession, at COMPANY’s request. The parties agree that any disclosure of information hereunder by AFBIS qualifies as one or more of the general exceptions of both notice and an opportunity for opt-out under the Gramm-Leach-Bliley Act (the “Act”). Furthermore, the parties agree that any information disclosed by AFBIS hereunder shall only be used by AFBIS for the sole purpose for which it was disclosed by AFBIS under this AGREEMENT.

2. Notwithstanding any provision in this AGREEMENT to the contrary, to the extent this AGREEMENT requires AFBIS to disclose any “non-public personal information” as defined under the Act, AFBIS represents, warrants and agrees that AFBIS and its agents and/or representatives shall not disclose or use this non-public information other than to carry out the purposes for which AFBIS disclosed the information.

3. COMPANY further agrees to comply and certify its compliance with the requirements set forth in Exhibit C (Non-Disclosure Certification) hereto.

ARTICLE XVI - RETENTION AND ACCESS TO RECORDS

Upon request, COMPANY shall provide FCIC and/or AFBIS reasonable access at any time during normal business hours to its offices, personnel and all records that pertain to the subject matter addressed herein, including access to its agents’ offices. COMPANY shall retain its records pertaining to the business conducted under this AGREEMENT for three (3) years after the last day on which records may be submitted to the FCIC through automated systems or such longer period as AFBIS or the FCIC instruct COMPANY in writing prior to the expiration of the 3-year term.

ARTICLE XVII - MISCELLANEOUS

1. This AGREEMENT constitutes the final and entire AGREEMENT between the parties with respect to the subject matter addressed herein. This AGREEMENT shall not be contradicted or supplemented by any previous or contemporaneous agreement or statement of representation. This AGREEMENT may be amended only in writing signed by the parties hereto.

2. AFBIS shall maintain in force, throughout the term of this AGREEMENT, a Business Errors and Omissions Policy. At COMPANY’ s request, AFBIS will provide to COMPANY a copy of the most recent declaration page of AFBIS’ s Business Errors and Omissions Policy.

3. This AGREEMENT shall be interpreted according to the laws of the State of North Dakota, regardless of the choice of law/conflict of law provisions thereunder, except to the extent that the Federal Crop Insurance Act and other federal laws apply.

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4. This AGREEMENT is solely between AFBIS and COMPANY and shall not be assigned to any third party without prior written mutual consent of the parties hereto, except COMPANY may assign this AGREEMENT to its affiliates without the written consent of AFBIS. None of the terms of this AGREEMENT shall be construed to inure directly or indirectly to the benefit of any third party or persons not a signatory hereto, nor convey upon such any such third party any right of action hereunder.

5. In the event any provision of this AGREEMENT is determined to be invalid by a court of competent jurisdiction, such determination shall in no way affect the validity of enforceability of any other provision herein.

6. This AGREEMENT may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same agreement.

7. Each of the parties hereto shall conduct the work to be performed hereunder as an independent contractor and not as an agent or employee of the other party. Subject to the terms and conditions of this AGREEMENT, each party shall choose the means to be employed and the manner of carrying out its obligations hereunder. Each party shall have the sole responsibility for the supervision and payment of its personnel and, except as agreed to in writing, for all other costs and expenses required to perform its obligations hereunder. This AGREEMENT does not create a partnership, joint venture, or fiduciary relationship.

8. No party to this AGREEMENT shall furnish copies of this AGREEMENT or disclose the provisions hereof to any person who is not a party to this AGREEMENT, except and to the extent as may be required in order to comply with any law or governmental order, court discovery order, regulation or ruling.

9. The waiver by either party or a breach or violation of any provision of this AGREEMENT shall not operate or be construed as a waiver of any subsequent breach of such provision.

10. The COMPANY, for itself and any persons whose rights are derivative of the Company (including, but not limited to, assigns, successors, and representatives), hereby covenants and agrees that it will not institute or file any judicial or administrative proceeding, or cause the instituting or filing (directly or indirectly) of any judicial or administrative proceeding, or assist any third party that has instituted or filed any judicial or administrative proceeding, against FCIC, RMA, the United States Department of Agriculture, or any officer, agent, or director thereof (collectively, “FCIC”), challenging the legality of the terms and conditions of section 111(a) of the Standard Reinsurance Agreement. Nothing in the forgoing precludes the Company from responding to a court order. This covenant and agreement may be pleaded by FCIC as a bar or release in the event any such judicial or administrative proceeding is instituted or filed. The COMPANY shall require its agents to acknowledge in writing that the agents agree to and are bound by the same covenant not to sue contained in this paragraph. Such acknowledgement will be administered by AFBIS through required documentation prior to processing business.

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IN WITNESS WHEREOF, the parties hereto have caused this MULTIPLE PERIL CROP/LIVESTOCK INSURANCE FULL SERVICE AGENCY AGREEMENT to be executed in duplicate at the places and on the dates listed below, to become effective as provided in Article I - Effective Date and Term.

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

Accepted as to form and content by its
duly authorized representative

/s/ Tim A. Green
Name: Tim A. Green

Title: Vice President & General Manager

Executed at Fargo, North Dakota, this 29th day of January, 2016.

NODAK MUTUAL INSURANCE COMPANY AMERICAN WEST INSURANCE COMPANY BATTLE CREEK MUTUAL INSURANCE COMPANY

Accepted as to form and content by its
duly authorized representative

/s/ Brian R. Doom
Name: Brian R. Doom

Title: Secretary/Treasurer & CFO

Executed at Fargo, North Dakota, this 6th day of February, 2016.

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EXHIBIT A

LIST OF PARTICIPATING STATES

TO

A MULTIPLE PERIL CROP/LIVESTOCK INSURANCE AGENCY AGREEMENT

between

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

and

NODAK MUTUAL INSURANCE COMPANY and
AMERICAN WEST INSURANCE COMPANY and
BATTLE CREEK MUTUAL INSURANCE CO1VIPANY

REINSURANCE YEAR 2016

LIST OF PARTICIPATING STATES

MINNESOTA

NEBRASKA

NORTH DAKOTA

SOUTH DAKOTA

EXHIBIT B

SERVICE FEE SCHEDULE

TO

MULTIPLE PERIL CROP/LIVESTOCK INSURANCE AGENCY AGREEMENT

between

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

and

NODAK MUTUAL INSURANCE COMPANY and
AMERICAN WEST INSURANCE COMPANY and
BATTLE CREEK MUTUAL INSURANCE COMPANY

REINSURANCE YEAR 2016

1. For POLICIES issued in the states listed in Exhibit 1, COMPANY shall pay AFBIS service fees as follows.

A. For all Lines of Business described in Article III — as described in paragraph one:

a. Ten percent (10%) on the first $1,000,000 of gross and imputed processed premium, by state.

b. Seven percent (7.0%) on all gross and imputed processed premium in excess of $1,000,000, by state, capped at $1,250,000.

c. Two and ten one hundredths percent (2.1%) on all gross and imputed processed premium in excess of $1,000,000, by state, capped at $500,000.

d. One and eighty-eight hundredths percent (1.88%) for Allocated LAE on all gross and imputed processed premium, by state, to be adjusted to actual at final settlement.

2. No service fee shall apply to interest charged for late payment of premium.

3. All service fees shall be paid as soon as possible, this is within forty-five (45) days following AFBIS’ receipt of expense reimbursement funds from FCIC.

EXHIBIT C

NON-DISCLOSURE CERTIFICATION

TO

MULTIPLE PERIL CROP/LIVESTOCK INSURANCE AGENCY AGREEMENT

between

AMERICAN FARM BUREAU INSURANCE SERVICES, INC.

and

NODAK MUTUAL INSURANCE COMPANY and
AMERICAN WEST INSURANCE COMPANY and
BATTLE CREEK MUTUAL INSURANCE COMPANY

REINSURANCE YEAR 2016

1. “Protected Information” means any Personally Identifiable Information about a policyholder, or information about the policyholder’s farming operation or insurance policy, acquired from the policyholder, USDA, the Comprehensive Information Management System, or the policyholder’s previous or current approved insurance provider or agent that is protected from disclosure by the Privacy Act of 1974 (5 U.S.C. § 552a), section 502(c) of the Act (7 U.S.C. § 1502(c)), or any other applicable Federal statute. This definition includes all hard copy or electronic information.

2. Any person either employed by or contracting with COMPANY who has access to Protected Information is required to sign an individual Non-disclosure Statement (NDS).

3. COMPANY will maintain copies of each such NDS and have them available for examination.

4. COMPANY has reviewed its files and, as of the date of this AGREEMENT, certifies that all employees or other persons having access to Protected Information have signed an NDS.

5. COMPANY and all of its affiliates shall develop, implement, and maintain information controls and systems, including those pertaining to all Protected Information and records, in a manner consistent with the Federal Information Security Management Act (FISMA) (44 U.S.C. § 3541), or any Federal law covering Federal crop insurance information. Said controls and systems shall include, among other requirements, provision for COMPANY to make notification of any compromise of Protected Information within one (1) hour of said compromise.

6. The requirements of this Exhibit shall survive and continue in full force and effect following the termination of this AGREEMENT.